Calculation of Filing Fee Tables
S-3
Booz Allen Hamilton Holding Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Booz Allen Hamilton Holding Corporation, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock of Booz Allen Hamilton Holding Corporation, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities of Booz Allen Hamilton Holding Corporation	457(r)				0.0001381
Fees to be Paid	4	Other	Depositary Shares of Booz Allen Hamilton Holding Corporation	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants of Booz Allen Hamilton Holding Corporation	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts of Booz Allen Hamilton Holding Corporation	457(r)				0.0001381
Fees to be Paid	7	Other	Units of Booz Allen Hamilton Holding Corporation	457(r)				0.0001381
Fees to be Paid	8	Other	Guarantees of Booz Allen Hamilton Holding Corporation	457(r)				0.0001381
Fees to be Paid	9	Debt	Debt Securities of Booz Allen Hamilton Inc.	457(r)				0.0001381
Fees to be Paid	10	Other	Depositary Shares of Booz Allen Hamilton Inc.	457(r)				0.0001381
Fees to be Paid	11	Other	Warrants of Booz Allen Hamilton Inc.	457(r)				0.0001381
Fees to be Paid	12	Other	Purchase Contracts of Booz Allen Hamilton Inc.	457(r)				0.0001381
Fees to be Paid	13	Other	Units of Booz Allen Hamilton Inc.	457(r)				0.0001381
Fees to be Paid	14	Other	Guarantees of Booz Allen Hamilton Inc.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. (b) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[2]	See Fee Note 1.

[3]	See Fee Note 1.

[4]	(a) The depositary shares issued hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. Booz Allen Hamilton Holding Corporation may elect to offer depositary shares representing receipts for fractional interests in debt securities, common stock or preferred stock. Booz Allen Hamilton Inc. may elect to offer depositary shares representing receipts for fractional interests in debt securities. (b) See Fee Note 1.

[5]	(a) Booz Allen Hamilton Holding Corporation may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. Booz Allen Hamilton Inc. may issue warrants to purchase debt securities. (b) See Fee Note 1.

[6]	(a) Booz Allen Hamilton Holding Corporation may issue purchase contracts for the purchase or sale of a number of its debt securities, shares of its common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. Booz Allen Hamilton Inc. may issue purchase contracts for the purchase or sale of its debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. (b) See Fee Note 1.

[7]	(a) Units may be issued under a unit agreement and will represent an interest in one or more securities including its debt securities, shares of its common stock or preferred stock and its purchase contracts, which may include debt obligations of third parties, such as U.S. Treasury securities. (b) See Fee Note 1.

[8]	(a) Booz Allen Hamilton Inc. may guarantee, fully and unconditionally or otherwise, Booz Allen Hamilton Holding Corporation's obligations with respect to any non-convertible securities, other than common stock. Booz Allen Hamilton Holding Corporation will fully and unconditionally guarantee Booz Allen Hamilton Inc.'s payment obligations with respect to the debt securities issued by Booz Allen Hamilton Inc. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees. (b) See Fee Note 1.

[9]	See Fee Note 1.

[10]	See Fee Note 4.

[11]	See Fee Note 5.

[12]	See Fee Note 6.

[13]	See Fee Note 7.

[14]	See Fee Note 8.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date